EXHIBIT 4.1

Interactive Data
14 West Street
New York, NY  10005

September 3, 1998

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re: Van Kampen Funds Inc.
              The Dow Strategic 10 Trust, September 1998 Series The Dow Strategic 10 Trust, September 1998 Traditional Series The Dow Strategic 5 Trust, September 1998 Series The Dow Strategic 5 Trust, September 1998 Traditional Series Strategic Thirty Trust Global Portfolio, September 1998 Series Strategic Fifteen Trust Global Portfolio, September 1998 Series Strategic Picks Opportunity Trust, September 1998 Series EAFE Strategic 20 Trust, September 1998 Series Euro Strategic 20 Trust, September 1998 Series (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-60493

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,

James Perry
Vice President